UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 29, 2010

MILLER INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee	37363
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 238-4171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2010,  First Tennessee Bank National Association (“First Tennessee”) exercised its option to renew for one additional year the Master Revolving Credit Note, dated April 6, 2010, with a maturity date of March 31, 2012 (the “Original Note”), issued by Miller Industires, Inc. (the “Registrant”) to First Tennessee in connection with that certain Loan Agreement (the “First Tennessee Loan Agreement”), dated April 6, 2010, by and among the Registrant, certain of its subsidiaries, and First Tennessee, providing for a $20.0 million unsecured revolving credit facility.  The Regisrant executed and issued to First Tennessee a new Master Revolving Credit Note, dated December 29, 2010, with a maturity date of March 31, 2013 (the “New Note”) that amended and replaced the Original Note.  In connection with the execution of the New Note, the First Tennessee Loan Agreement was automatically amended to extend the expiration date of the First Tennessee Loan Agreement from March 31, 2012 to March 31, 2013.  All other terms and conditions of the First Tennessee Loan Agreement remain unchanged.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 relating to the First Tennessee Loan Agreement and the New Note is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER INDUSTRIES, INC.
(Registrant)

By: /s/ J. Vincent Mish
J. Vincent Mish Executive Vice President and Chief Financial Officer
Date:  January 5, 2011